Exhibit 16.0
                                  ------------







April 5, 1995


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 3, 1995, of Storage Technology Corporation and are in agreement with the statements contained in paragraphs
(a)(i), (a)(iii), (a)(iv), (a)(v) and (a)(vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                  Very truly yours,

                                  ERNST & YOUNG LLP